UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 22, 2009
THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24799 (Commission File Number)	52-2056410 (IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia (Address of principal executive offices)	22209 (Zip Code)
Registrant’s telephone number, including area code: (571) 303-3000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On July 22, 2009, The Corporate Executive Board Company (the “Company”) accepted the resignations of approximately 155 employees, effective beginning July 24, 2009, pursuant to a Voluntary Separation Program that it offered to certain employees. The program, which has concluded, is part of the Company’s continuing efforts (as previously reported) to align its expenses more closely with its outlook and to accelerate the placement of resources in areas that management believes have a greater potential for future growth. The program was not offered to executive officers, critical staff, and most sales staff of the Company. The Company estimates that it will record restructuring charges of approximately $6 million in connection with the program, substantially all of which will be cash charges for severance and related benefits. The Company expects to record the majority of these charges in the second quarter of 2009 with the remaining amount to be recorded in the third quarter.
Item 7.01 Other Events.
The Company reaffirms its previously announced 2009 guidance and will announce its financial results for the second quarter of 2009 in its press release to be issued on August 3, 2009.
Forward-Looking Statements. This report contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the reaffirmation of 2009 guidance and the Company’s estimates of the restructuring charges that will be incurred as a result of the Voluntary Separation Program. All such forward-looking statements are based on management’s beliefs, current expectations, and information currently available to management. Factors that could cause actual results to differ from those reflected in the forward-looking statements include adjustments resulting from final calculations of amounts owed to employees under the terms of the Voluntary Separation Program and of the amount of reductions in future operating expenses. Additional factors that could cause future results to differ materially from those described in the forward-looking statements can be found in the Company’s reports filed with the Securities and Exchange Commission, especially on Forms 10-K/A, 10-Q and 8-K. The Company undertakes no obligation, other than as required by law, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company (Registrant)
Date: July 24, 2009
By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer